                                                            Exhibit 11.0


                                   GARDNER DENVER MACHINERY INC.
                                 COMPUTATION OF EARNINGS PER SHARE
                              (in thousands, except per share amounts)
                                                                1997           1996           1995
                                                                ----           ----           ----
Basic earnings per share
   Net income                                                 $27,651         16,906         11,594
                                                              =======         ======         ======
Shares
   Weighted average number of shares
     outstanding                                               15,060         14,625         14,273
                                                              =======         ======         ======

Basic earnings per share                                      $  1.84           1.16            .81
                                                              =======         ======         ======

Diluted earnings per share
   Net income                                                 $27,651         16,906         11,594
                                                              =======         ======         ======

Shares
   Weighted average number of shares
     outstanding                                               15,060         14,625         14,273
   Stock options granted and outstanding                          812            669            302
                                                              -------         ------         ------
   Weighted average number of shares
     outstanding, as adjusted                                  15,871         15,294         14,665
                                                              =======         ======         ======

Diluted earnings per share                                    $  1.74           1.11            .79
                                                              =======         ======         ======